EXHIBIT 10.1

THIRD AMENDMENT TO THE
THE FEDERAL HOME LOAN BANK OF BOSTON
PENSION BENEFIT EQUALIZATION PLAN
(Effective January 1, 2009, as amended April 15, 2009)
WHEREAS, the Federal Home Loan Bank of Boston (the “Bank”) has adopted and currently maintains the Federal Home Loan Bank of Boston Pension Benefit Equalization Plan (the “Pension BEP”), effective January 1, 2009, as amended April 15, 2009; and
WHEREAS, Section 6.1 of the Pension BEP reserves to the Board of Directors of the Bank the right to amend the Pension BEP from time to time, in whole or in part; and
WHEREAS, the Bank desires to amend the Pension BEP to provide that employees who are not corporate officers of the Bank may participate in the Pension BEP, solely to the extent provided by resolution of the Board of Directors
NOW, THEREFORE, Section 1.11 of the Pension BEP is amended as set forth below, effective June 30, 2014:

“1.11    “Eligible Executive” or “Executive” means an employee of the Bank who (a) is a corporate officer and is eligible to participate in the Thrift BEP or (b) is a member of a select group of management or highly compensated employees who has been selected to be an Eligible Executive by the Board of Directors or the Committee.

Executed this _27__ day of __June________, 2014.
FEDERAL HOME LOAN BANK OF BOSTON

By: /s/Barry F. Gale_____________________

Its: SVP/Executive Director - Human Resources